                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)...... December 19, 1996

                             Styles on Video, Inc.
                             ---------------------
            (Exact name of registrant as specified in its charter)


          Delaware                         1-11836                  95-4389082
----------------------------            -------------            ----------------
(State or other jurisdiction       (Commission File Number)      (I.R.S. Employer
or incorporation)                                                  Identification Number)

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                          667 Rancho Conejo Boulevard
                            Newbury Park, CA 91320
                            ----------------------
                   (Address of principal executive offices)

     Registrant's telephone number, including area code.....(805) 375-0996


                                      N/A
 -----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5. Other Events.


(a) On December 19, 1996, the registrant received written notification of the resignation of Dana I. Arnold as Chief Executive Officer, President, and
Secretary of the registrant's wholly-owned subsidiary Forever Yours, Inc.

(b)  On December 20, 1996, the registrant appointed K. Eugene Shutler as Chief
Executive Officer, Secretary, and Chairman of the Board of the registrant's wholly-owned subsidiary Forever Yours, Inc. Mr. Shutler was previously appointed and continues to serve as registrant's Chief Executive Officer, President, and Chairman of the Board.

(c)  On December 20, 1996, the registrant appointed James E. O'Brien as
President of the registrant's wholly-owned subsidiary Forever Yours, Inc. Mr.
O'Brien was previously appointed and continues to serve as registrant's
Vice-President, and as the Chief Operating Officer of Forever Yours, Inc.

(d) On December 20, 1996, the registrant appointed Nancy H. Galgas as Treasurer of the registrant's wholly-owned subsidiary Forever Yours, Inc. Ms. Galgas continues to serve as registrant's Chief Financial Officer, Treasurer, and Secretary, and as the Chief Financial Officer of Forever Yours, Inc.


Item 6. Resignations of Registrant's Directors.


(a) On December 19, 1996, the registrant received written notification of the resignation of Dana I. Arnold as a member of the registrant's Board of Directors.

(b) On December 19, 1996, the registrant also received written notification of the resignation of Dana I. Arnold as Chairman and member of the Board of Directors of the registrant's wholly-owned subsidiary Forever Yours, Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Dated:  January 3, 1997                STYLES ON VIDEO, INC.
                                       a Delaware Corporation

                                       By: /s/ Nancy H. Galgas
                                           ---------------------
                                       Name:   Nancy H. Galgas
                                       Title:  Secretary and C.F.O.

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